UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED—May 21, 2015

VG LIFE SCIENCES INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-26875 (Commission File Number)	33-0814123 (IRS Employer Identification Number)

121 Gray Avenue, Suite 200

Santa Barbara, CA 93101

(Address of Principal Executive offices)

(805) 879-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, effective July 2013 and amended in September 2014, we entered into a Patent License Agreement with S&W regarding certain intellectual property and patents developed or co-developed by Dr. M. Karen Newell for her employer, Texas A&M University Hospital Science Center, or HSC. HSC has previously granted S&W the exclusive right to market and license these rights. Under the Patent License Agreement, S&W granted us an exclusive license under the patent rights and intellectual property to make, have made, use and sell the licensed products worldwide and in all applications, to the end of the patent term. The U.S. and international provisional patent rights include MHC Engagement and CLIP Modulation for the Treatment of Disease, CLIP Modulation for the Treatment of Mucosal Diseases, Cancer Biomarkers, Therapeutics and Methods and Products For Treating Preeclampsia and Modulating Blood Pressure, and Treating Neurological Diseases.

We were required to make an initial $50,000 payment to S&W, and were obligated to make royalty payments to S&W of 3% of net sales in developed countries and 0.5% of net sales in underdeveloped countries, of licensed products or services requiring their use, subject to adjustment as defined in the agreement. In consideration for Amendment 1 dated September 9, 2014, we were required to make an additional payment of $25,000 to S&W. Additionally, in order to maintain the license, we were required to pay S&W minimum annual consideration of $20,000, in combination with the aforementioned royalties. Both the $25,000 additional payment and $20,000 minimum annual consideration for calendar year 2014 were due on January 1, 2015, however we defaulted on such payments. As a result, we received notice of termination dated March 10, 2015, which resulted in termination under the Amended Patent License Agreement on May 9, 2015. S&W has the right under the Amended Patent License Agreement to charge daily interest on overdue payments commencing on the 31st day after the payment is due at the lower of either one and a half percent per month or the highest legal interest rate.

Effective January 1, 2015, on May 21, 2015, we reinstated the Amended Patent License Agreement with S&W after its termination. In consideration for the reinstatement of the Amended Patent License Agreement, we are required to pay $45,000 no later than June 15, 2015. If S&W does not receive payment of $45,000 and an annual due diligence report in accordance with Section 5.2(b) of the Amended Patent License Agreement, by June 15, 2015, the Amended Patent License Agreement will automatically terminate on June 15, 2015, with no further notice required by S&W. Upon termination, all rights granted by the Amended License Agreement will revert back to S&W.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Reinstatement of the Amended Patent License Agreement between Scott & White Healthcare and VG Life Sciences Inc., dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VG LIFE SCIENCES, INC.

Date: May 21, 2015	By: /s/ John Tynan
Name: John Tynan
Title: Chief Executive Officer